                                    PRESS RELEASE

SEACOR HOLDINGS ANNOUNCES RESULTS FOR ITS
FIRST QUARTER ENDED MARCH 31, 2016

Fort Lauderdale, Florida
April 26, 2016

FOR IMMEDIATE RELEASE - SEACOR Holdings Inc. (NYSE:CKH) (the "Company") today announced its results for its first quarter ended March 31, 2016.
For the quarter ended March 31, 2016, net loss attributable to SEACOR Holdings Inc. was $27.2 million, or $1.62 per diluted share. For the preceding quarter ended December 31, 2015, net loss attributable to SEACOR Holdings Inc. was $56.9 million, or $3.36 per diluted share. A comparison of results for the quarter ended March 31, 2016 with the preceding quarter ended December 31, 2015 is included in the "Highlights for the Quarter" discussion below.
For the quarter ended March 31, 2015, net loss attributable to SEACOR Holdings Inc. was $19.6 million, or $1.10 per diluted share.
Highlights for the Quarter
Offshore Marine Services - Operating loss was $16.6 million in the first quarter compared with $19.2 million in the preceding quarter. During the preceding quarter, the Company recorded an impairment charge of $13.4 million for the goodwill associated with its Offshore Marine Services business segment as a consequence of continuing difficult market conditions. Operating income (loss) before depreciation and amortization ("OIBDA" - see disclosure related to Non-GAAP measures in the segment information tables herein) was $(1.7) million on operating revenues of $59.9 million in the first quarter compared with $9.6 million, excluding the goodwill impairment charge, on operating revenues of $83.2 million in the preceding quarter.
Excluding wind farm utility vessels, but including cold-stacked vessels (those that are not currently available for active service), utilization of the fleet decreased from 59% to 52%, and average rates per day worked decreased by 22% from $13,495 to $10,545. Days available for time charter during the first quarter decreased by 3%. This release includes a table presenting time charter operating data by vessel class.
In the U.S. Gulf of Mexico, operating results, excluding the goodwill impairment charge of $13.4 million noted above, were $6.8 million lower in the first quarter compared with the preceding quarter. Time charter revenues for the U.S. anchor handling towing supply vessels were $7.8 million lower due to a reduction in offshore construction activity. Time charter revenues for the liftboat fleet were $3.4 million lower primarily due to weaker market conditions and seasonality. Operating expenses were $3.6 million lower in the first quarter compared with the preceding quarter primarily as a consequence of cold-stacking vessels. On a total fleet basis, including cold-stacked vessels, utilization dropped from 22% to 17%, and average rates per day worked decreased from $32,054 to $21,341. As of March 31, 2016, the Company had 21 of 32 owned and leased-in vessels cold-stacked in the U.S. Gulf of Mexico compared with 22 of 33 as of December 31, 2015. Of the 21 vessels cold-stacked, eleven were liftboats.
Operating results from international regions were $4.0 million lower in the first quarter compared with the preceding quarter primarily due to the seasonal conclusion of a term charter in Sakhalin. On a total fleet basis, excluding wind farm utility vessels but including cold-stacked vessels, utilization declined from 79% to 71%, and average day rates per day worked decreased from $10,553 to $9,109. As of March 31, 2016, the Company had five of 101 owned and leased-in vessels cold-stacked in international regions compared with four of 100 as of December 31, 2015.
Derivative gains, net of $2.9 million in the first quarter were primarily due to unrealized gains on equity options.
Foreign currency losses, net of $1.6 million in the first quarter were primarily due to the weakening of the pound sterling in relation to the euro underlying certain of the Company's debt balances.
Inland River Services - Operating loss was $0.9 million in the first quarter compared with operating income of $9.2 million in the preceding quarter. OIBDA was $6.2 million on operating revenues of $39.6 million in the first quarter compared with $16.3 million on operating revenues of $58.4 million in the preceding quarter.

Operating results were $10.2 million lower in the first quarter compared with the preceding quarter primarily due to reduced activity levels for the dry-cargo barge pools following the seasonal harvest and poor operating conditions as a consequence of flooding during most of the first quarter. On April 15, 2016, the Company sold the assets used in its liquid unit tow operation for $90.0 million.
Foreign currency gains, net of $1.4 million in the first quarter were primarily due to the strengthening of the Colombian peso in relation to the U.S. dollar underlying certain of the Company's intercompany lease obligations.
During the first quarter, the Company recognized $2.8 million of equity losses in its 50% owned joint venture operating on the Parana-Paraguay River Waterway. In addition, the Company recognized interest income (not a component of segment profit) of $0.8 million during the first quarter on notes due from this joint venture.
Shipping Services - Operating income was $16.3 million in the first quarter compared with $19.8 million in the preceding quarter. OIBDA was $22.9 million (of which $8.0 million is attributable to noncontrolling interests) on operating revenues of $57.1 million in the first quarter compared with $26.3 million (of which $8.6 million is attributable to noncontrolling interests) on operating revenues of $61.4 million in the preceding quarter.
Operating results were $3.4 million lower in the first quarter primarily due to lower charter hire revenue for one U.S. flag product tanker and lower short-sea cargo shipping demand.
Illinois Corn Processing - Segment profit was $1.4 million (of which $0.4 million is attributable to noncontrolling interests) on operating revenues of $49.6 million in the first quarter compared with $0.1 million on operating revenues of $38.7 million in the preceding quarter. Segment profit was $1.3 million higher primarily due to an improvement in industry-wide fuel ethanol margins and lower operating costs as a consequence of increased production rates.
Debt Extinguishment Gains - During the first quarter, the Company purchased $13.9 million in principal amount of its 7.375% Senior Notes for $11.9 million resulting in gains on debt extinguishment of $1.8 million and purchased $20.2 million in principal amount of its 2.5% Convertible Senior Notes for $18.9 million resulting in gains on debt extinguishment of $1.4 million.
Marketable Security Transactions. - Marketable security losses, net included $21.7 million of unrealized losses on the Company's investment in 9,177,135 shares of Dorian LPG Ltd ("Dorian"), a publicly traded company on the New York Stock Exchange trading under the symbol "LPG." Dorian's closing share price was $11.77, $9.40 and $10.51 as of December 31, 2015, March 31, 2016 and April 26, 2016, respectively.
Share Repurchases - During the first quarter, the Company acquired for treasury 47,455 shares of its common stock from its employees to cover their tax withholding obligations upon the lapsing of restrictions on share awards for an aggregate purchase price of $2.4 million. These shares were purchased in accordance with the terms of the Company's Share Incentive Plans and not pursuant to the repurchase authorizations granted by SEACOR's Board of Directors. As of March 31, 2016, the Company had 17,294,810 of common shares outstanding.
Capital Commitments - The Company's capital commitments as of March 31, 2016 by year of expected payment were as follows (in thousands):

	2016	2017	2018	2019	Total
Shipping Services	$150,476	$22,630	$—	$—	$173,106
Offshore Marine Services	55,545	38,847	29,199	10,123	$133,714
Inland River Services	29,060	28,510	—	—	$57,570
Illinois Corn Processing	3,399	—	—	—	$3,399
Other	3	—	—	—	$3
	$238,483	$89,987	$29,199	$10,123	$367,792
Shipping Services' capital commitments included three U.S.-flag product tankers, one U.S.-flag chemical and petroleum articulated tug barge and two U.S.-flag harbor tugs. Offshore Marine Services' capital commitments included eight fast support vessels, four supply vessels, two specialty offshore support vessels and one wind farm utility vessel. Inland River Services' capital commitments included 50 dry-cargo barges, one 30,000 barrel liquid tank barge and five inland river towboats.
Liquidity and Debt - As of March 31, 2016, the Company’s balances of cash, cash equivalents, marketable securities and construction reserve funds totaled $862.7 million and its total outstanding debt was $1,054.0 million. In addition, the Company had $97.5 million of borrowing capacity under its subsidiary credit facilities.
* * * * *

SEACOR and its subsidiaries are in the business of owning, operating, investing in and marketing equipment, primarily in the offshore oil and gas, shipping and logistics industries. SEACOR offers customers a diversified suite of services and equipment, including offshore marine, inland river storage and handling, distribution of petroleum, chemical and agricultural commodities, and shipping. SEACOR is dedicated to building innovative, modern, “next generation,” efficient marine equipment while providing highly responsive service with the highest safety standards and dedicated professional employees. SEACOR is publicly traded on the New York Stock Exchange (NYSE) under the symbol CKH.
Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, including decreased demand and loss of revenues as a result of a decline in the price of oil and resulting decrease in capital spending by oil and gas companies, as well as an oversupply of newly built offshore support vessels, additional safety and certification requirements for drilling activities in the U.S. Gulf of Mexico and delayed approval of applications for such activities, the possibility of U.S. government implemented moratoriums directing operators to cease certain drilling activities in the U.S. Gulf of Mexico and any extension of such moratoriums (the “Moratoriums”), weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels in response to a decline in the price of oil, an oversupply of newly built offshore support vessels and Moratoriums, increased government legislation and regulation of the Company’s businesses could increase cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with the provision of emergency response services, including the Company’s involvement in response to the oil spill as a result of the sinking of the Deepwater Horizon in April 2010, decreased demand for the Company’s services as a result of declines in the global economy, declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Offshore Marine Services and Shipping Services, decreased demand for Shipping Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations and economic sanctions, the dependence of Offshore Marine Services, Inland River Services, Shipping Services and Illinois Corn Processing on several customers, consolidation of the Company's customer base, the ongoing need to replace aging vessels, industry fleet capacity, restrictions imposed by the Shipping Acts on the amount of foreign ownership of the Company's Common Stock, operational risks of Offshore Marine Services, Inland River Services and Shipping Services, effects of adverse weather conditions and seasonality, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors on Inland River Services' operations, the effect of the spread between the input costs of corn and natural gas compared with the price of alcohol and distillers grains on Illinois Corn Processing's operations, adequacy of insurance coverage, the potential for a material weakness in the Company's internal controls over financial reporting and the Company's ability to remediate such potential material weakness, the attraction and retention of qualified personnel by the Company, and various other matters and factors, many of which are beyond the Company's control as well as those discussed in Item 1A (Risk Factors) of the Company's Annual report on Form 10-K. It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any). These statements constitute the Company's cautionary statements under the Private Securities Litigation Reform Act of 1995.
For additional information, contact Molly Hottinger at (954) 627-5278 or visit SEACOR’s website at www.seacorholdings.com.

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF LOSS (in thousands, except share data, unaudited)

	Three Months Ended
	March 31,
	2016	2015
Operating Revenues	$213,928	$260,644
Costs and Expenses:
Operating	157,468	199,148
Administrative and general	35,704	38,887
Depreciation and amortization	30,989	31,430
	224,161	269,465
Gains (Losses) on Asset Dispositions and Impairments, Net	217	(4,846)
Operating Loss	(10,016)	(13,667)
Other Income (Expense):
Interest income	5,593	4,579
Interest expense	(11,935)	(10,512)
Debt extinguishment gains, net	3,223	—
Marketable security losses, net	(25,096)	(9,121)
Derivative gains (losses), net	2,620	(2,996)
Foreign currency gains (losses), net	37	(1,993)
Other, net	268	(44)
	(25,290)	(20,087)
Loss Before Income Tax Benefit and Equity in Earnings (Losses) of 50% or Less Owned Companies	(35,306)	(33,754)
Income Tax Benefit	(14,831)	(11,954)
Loss Before Equity in Earnings (Losses) of 50% or Less Owned Companies	(20,475)	(21,800)
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(49)	3,899
Net Loss	(20,524)	(17,901)
Net Income attributable to Noncontrolling Interests in Subsidiaries	6,662	1,668
Net Loss attributable to SEACOR Holdings Inc.	$(27,186)	$(19,569)

Basic Loss Per Common Share of SEACOR Holdings Inc.	$(1.62)	$(1.10)

Diluted Loss Per Common Share of SEACOR Holdings Inc.	$(1.62)	$(1.10)

Weighted Average Common Shares Outstanding:
Basic	16,817,368	17,777,725
Diluted	16,817,368	17,777,725

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (in thousands, except per share data, unaudited)

	Three Months Ended
	Mar. 31, 2016	Dec. 31, 2015	Sep. 30, 2015	Jun. 30, 2015	Mar. 31, 2015
Operating Revenues	$213,928	$250,631	$261,852	$281,609	$260,644
Costs and Expenses:
Operating	157,468	165,729	175,985	207,743	199,148
Administrative and general	35,704	41,158	37,892	38,674	38,887
Depreciation and amortization	30,989	31,460	31,018	32,079	31,430
	224,161	238,347	244,895	278,496	269,465
Gains (Losses) on Asset Dispositions and Impairments, Net	217	(13,212)	11,264	4,386	(4,846)
Operating Income (Loss)	(10,016)	(928)	28,221	7,499	(13,667)
Other Income (Expense):
Interest income	5,593	5,902	5,065	4,474	4,579
Interest expense	(11,935)	(11,500)	(10,894)	(10,391)	(10,512)
Debt extinguishment gains (losses), net	3,223	1,473	(434)	(29,536)	—
Marketable security gains (losses), net	(25,096)	3,402	(4,604)	10,249	(9,121)
Derivative gains (losses), net	2,620	199	(725)	1,426	(2,996)
Foreign currency gains (losses), net	37	(1,138)	(4,057)	2,436	(1,993)
Other, net	268	611	1,773	4,433	(44)
	(25,290)	(1,051)	(13,876)	(16,909)	(20,087)
Income (Loss) Before Income Tax Expense (Benefit) and Equity in Earnings (Losses) of 50% or Less Owned Companies	(35,306)	(1,979)	14,345	(9,410)	(33,754)
Income Tax Expense (Benefit)	(14,831)	(2,626)	3,063	155	(11,954)
Income (Loss) Before Equity in Earnings (Losses) of 50% or Less Owned Companies	(20,475)	647	11,282	(9,565)	(21,800)
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(49)	(50,500)	5,123	1,064	3,899
Net Income (Loss)	(20,524)	(49,853)	16,405	(8,501)	(17,901)
Net Income (Loss) attributable to Noncontrolling Interests in Subsidiaries	6,662	7,012	9,440	(9,188)	1,668
Net Income (Loss) attributable to SEACOR Holdings Inc.	$(27,186)	$(56,865)	$6,965	$687	$(19,569)

Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.	$(1.62)	$(3.36)	$0.40	$0.04	$(1.10)

Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.	$(1.62)	$(3.36)	$0.40	$0.04	$(1.10)

Weighted Average Common Shares of Outstanding:
Basic	16,817	16,942	17,295	17,781	17,778
Diluted	16,817	16,942	17,561	18,082	17,778
Common Shares Outstanding at Period End	17,295	17,155	17,354	18,012	18,241

SEACOR HOLDINGS INC. SEGMENT INFORMATION (in thousands, unaudited)

	Three Months Ended
	Mar. 31, 2016	Dec. 31, 2015	Sep. 30, 2015	Jun. 30, 2015	Mar. 31, 2015
Offshore Marine Services
Operating Revenues	$59,879	$83,166	$95,531	$96,715	$93,456
Costs and Expenses:
Operating	48,850	59,223	70,221	72,173	74,355
Administrative and general	12,398	14,118	12,753	12,655	13,559
Depreciation and amortization	14,838	15,419	15,252	15,692	15,366
	76,086	88,760	98,226	100,520	103,280
Gains (Losses) on Asset Dispositions and Impairments, Net	(380)	(13,577)	(246)	3,455	(6,649)
Operating Loss	(16,587)	(19,171)	(2,941)	(350)	(16,473)
Other Income (Expense):
Derivative gains (losses), net	2,898	(2,751)	(10)	4	(9)
Foreign currency gains (losses), net	(1,560)	(350)	(1,567)	1,907	(17)
Other, net	265	373	(9)	43	(146)
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	2,161	1,248	1,708	2,826	2,975
Segment Profit (Loss)(1)	$(12,823)	$(20,651)	$(2,819)	$4,430	$(13,670)

OIBDA(2)	$(1,749)	$(3,752)	$12,311	$15,342	$(1,107)
Drydocking expenditures (included in operating costs and expenses)	$3,703	$3,485	$1,483	$5,932	$6,881
Out-of-service days for drydockings	131	246	87	315	294

Inland River Services
Operating Revenues	$39,614	$58,415	$54,310	$61,150	$56,607
Costs and Expenses:
Operating	30,118	38,459	39,487	48,556	41,513
Administrative and general	3,912	4,011	3,907	3,765	3,884
Depreciation and amortization	7,137	7,113	7,268	7,362	6,889
	41,167	49,583	50,662	59,683	52,286
Gains on Asset Dispositions	605	389	11,510	1,166	1,803
Operating Income (Loss)	(948)	9,221	15,158	2,633	6,124
Other Income (Expense):
Derivative gains (losses), net	—	(15)	50	177	82
Foreign currency gains (losses), net	1,437	(640)	(2,173)	208	(1,121)
Equity in Losses of 50% or Less Owned Companies, Net of Tax	(2,778)	(25,092)	(2,117)	(3,717)	(274)
Segment Profit (Loss)(1)	$(2,289)	$(16,526)	$10,918	$(699)	$4,811

OIBDA(2)	$6,189	$16,334	$22,426	$9,995	$13,013

SEACOR HOLDINGS INC. SEGMENT INFORMATION (continued) (in thousands, unaudited)

	Three Months Ended
	Mar. 31, 2016	Dec. 31, 2015	Sep. 30, 2015	Jun. 30, 2015	Mar. 31, 2015
Shipping Services
Operating Revenues	$57,055	$61,388	$58,673	$55,674	$51,407
Costs and Expenses:
Operating	27,234	28,118	27,666	36,124	37,131
Administrative and general	6,918	7,014	6,236	6,676	6,289
Depreciation and amortization	6,562	6,474	6,476	6,611	6,735
	40,714	41,606	40,378	49,411	50,155
Losses on Asset Dispositions	(6)	—	—	—	—
Operating Income	16,335	19,782	18,295	6,263	1,252
Other Income (Expense):
Foreign currency gains (losses), net	(3)	(18)	(9)	9	(12)
Other, net	1	1	1,836	187	29
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	26	(27,578)	5,292	2,363	1,141
Segment Profit (Loss)(1)	$16,359	$(7,813)	$25,414	$8,822	$2,410

OIBDA(2)	$22,897	$26,256	$24,771	$12,874	$7,987
Drydocking expenditures for U.S.-flag product tankers (included in operating costs and expenses)	$(73)	$207	$66	$7,171	$8,083
Out-of-service days for drydockings of U.S.-flag product tankers	—	—	—	38	71

Illinois Corn Processing
Operating Revenues	$49,609	$38,654	$40,282	$48,371	$39,598
Costs and Expenses:
Operating	46,289	36,747	33,514	40,588	33,118
Administrative and general	656	693	543	509	562
Depreciation and amortization	1,053	964	979	979	980
	47,998	38,404	35,036	42,076	34,660
Operating Income	1,611	250	5,246	6,295	4,938
Other Income (Expense):
Derivative gains (losses), net	(187)	(137)	(336)	50	(828)
Other, net	—	—	—	4,112	—
Segment Profit(1)	$1,424	$113	$4,910	$10,457	$4,110

SEACOR HOLDINGS INC. SEGMENT INFORMATION (continued) (in thousands, unaudited)

	Three Months Ended
	Mar. 31, 2016	Dec. 31, 2015	Sep. 30, 2015	Jun. 30, 2015	Mar. 31, 2015
Other
Operating Revenues	$8,419	$9,922	$13,779	$20,337	$20,452
Costs and Expenses:
Operating	5,805	4,166	5,854	11,103	13,830
Administrative and general	4,223	6,231	6,658	6,617	7,136
Depreciation and amortization	455	575	152	489	500
	10,483	10,972	12,664	18,209	21,466
Losses on Asset Dispositions	(2)	(24)	—	(235)	—
Operating Income (Loss)	(2,066)	(1,074)	1,115	1,893	(1,014)
Other Income (Expense):
Derivative gains (losses), net	—	—	—	304	(776)
Foreign currency gains (losses), net	(27)	21	(64)	36	(40)
Other, net	—	5	(1)	40	8
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	542	922	240	(408)	57
Segment Profit (Loss)(1)	$(1,551)	$(126)	$1,290	$1,865	$(1,765)

Corporate and Eliminations
Operating Revenues	$(648)	$(914)	$(723)	$(638)	$(876)
Costs and Expenses:
Operating	(828)	(984)	(757)	(801)	(799)
Administrative and general	7,597	9,091	7,795	8,452	7,457
Depreciation and amortization	944	915	891	946	960
	7,713	9,022	7,929	8,597	7,618
Operating Loss	$(8,361)	$(9,936)	$(8,652)	$(9,235)	$(8,494)
Other Income (Expense):
Derivative gains (losses), net	$(91)	$3,102	$(429)	$891	$(1,465)
Foreign currency gains (losses), net	190	(151)	(244)	276	(803)
Other, net	2	232	(53)	51	65
______________________

(1)	Includes amounts attributable to both SEACOR and noncontrolling interests.

(2)
Non-GAAP Financial Measure. The Company, from time to time, discloses and discusses OIBDA, a non-GAAP financial measure, for certain of its operating segments in its public releases and other filings with the Securities and Exchange Commission.  The Company defines OIBDA as operating income (loss) for the applicable segment plus depreciation and amortization. The Company's measure of OIBDA may not be comparable to similarly titled measures presented by other companies. Other companies may calculate OIBDA differently than the Company, which may limit its usefulness as a comparative measure. In addition, this measurement does not necessarily represent funds available for discretionary use and is not a measure of its ability to fund its cash needs. OIBDA is a financial metric used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a criteria for annual incentive bonuses paid to the Company officers and other shore-based employees; and (iii) to compare to the OIBDA of other companies when evaluating potential acquisitions.

SEACOR HOLDINGS INC. OFFSHORE MARINE SERVICES TIME CHARTER OPERATING DATA (unaudited)

	Three Months Ended
	Mar. 31, 2016	Dec. 31, 2015	Sep. 30, 2015	Jun. 30, 2015	Mar. 31, 2015
Rates Per Day Worked:
Anchor handling towing supply	$21,719	$30,871	$29,978	$28,463	$22,792
Fast support	7,587	8,014	8,853	9,795	9,426
Mini-supply	5,689	5,345	5,858	5,861	5,778
Standby safety	9,564	10,229	10,487	10,303	10,147
Supply	9,010	14,375	14,459	15,112	17,047
Towing supply	7,200	8,872	7,912	8,579	8,728
Specialty	12,403	23,107	25,517	20,749	14,537
Liftboats	15,150	25,191	17,124	20,675	21,951
Overall Average Rates Per Day Worked (excluding wind farm utility)	10,545	13,495	14,029	13,955	13,178
Wind farm utility	2,419	2,506	2,446	2,414	2,584
Overall Average Rates Per Day Worked	7,915	10,299	10,003	9,993	10,057

Utilization:
Anchor handling towing supply	47%	51%	59%	57%	68%
Fast support	68%	58%	64%	67%	80%
Mini-supply	79%	97%	97%	100%	85%
Standby safety	79%	85%	84%	84%	83%
Supply	11%	43%	41%	44%	67%
Towing supply	45%	97%	68%	99%	95%
Specialty	45%	80%	88%	45%	27%
Liftboats	5%	13%	31%	42%	28%
Overall Fleet Utilization (excluding wind farm utility)	52%	59%	63%	65%	68%
Wind farm utility	65%	65%	90%	96%	84%
Overall Fleet Utilization	56%	60%	70%	73%	72%

Available Days:
Anchor handling towing supply	1,365	1,380	1,380	1,365	1,350
Fast support	2,093	2,173	2,072	2,086	2,129
Mini-supply	364	368	368	364	360
Standby safety	2,184	2,208	2,208	2,184	2,160
Supply	633	736	920	953	1,022
Towing supply	182	184	184	182	180
Specialty	273	276	276	273	270
Liftboats	1,365	1,380	1,380	1,365	1,350
Overall Fleet Available Days (excluding wind farm utility)	8,459	8,705	8,788	8,772	8,821
Wind farm utility	3,245	3,222	3,262	3,094	2,997
Overall Fleet Available Days	11,704	11,927	12,050	11,866	11,818

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, unaudited)

	Mar. 31, 2016	Dec. 31, 2015	Sep. 30, 2015	Jun. 30, 2015	Mar. 31, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$496,473	$530,009	$456,805	$433,827	$448,011
Restricted cash	—	—	—	—	16,896
Marketable securities	110,894	138,200	31,632	29,411	39,002
Receivables:
Trade, net of allowance for doubtful accounts	130,731	159,076	175,968	181,733	186,583
Other	31,440	27,217	39,696	48,627	39,805
Inventories	18,431	24,768	23,274	19,736	23,156
Prepaid expenses and other	9,615	8,627	10,755	11,411	8,814
Total current assets	797,584	887,897	738,130	724,745	762,267
Property and Equipment:
Historical cost	2,015,205	2,123,201	2,099,483	2,100,309	2,083,035
Accumulated depreciation	(986,048)	(994,181)	(967,721)	(954,931)	(918,769)
	1,029,157	1,129,020	1,131,762	1,145,378	1,164,266
Construction in progress	484,472	454,605	413,572	399,033	339,390
Held for sale equipment	86,332	—	—	—	—
Net property and equipment	1,599,961	1,583,625	1,545,334	1,544,411	1,503,656
Investments, at Equity, and Advances to 50% or Less Owned Companies	334,370	331,103	490,818	482,302	483,748
Construction Reserve Funds & Title XI Reserve Funds	255,350	255,408	253,470	275,131	288,529
Goodwill	52,376	52,340	65,725	62,686	62,688
Intangible Assets, Net	25,750	26,392	27,179	30,742	31,955
Other Assets	46,496	48,654	46,371	44,850	37,108
	$3,111,887	$3,185,419	$3,167,027	$3,164,867	$3,169,951

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$35,688	$35,531	$35,452	$35,270	$44,953
Accounts payable and accrued expenses	50,660	71,952	64,997	68,832	72,738
Other current liabilities	107,811	92,677	113,271	108,100	128,230
Total current liabilities	194,159	200,160	213,720	212,202	245,921
Long-Term Debt	1,018,331	1,034,859	914,220	876,710	824,625
Exchange Option Liability on Subsidiary Convertible Senior Notes	5,747	5,611	—	—	—
Deferred Income Taxes	374,476	389,988	418,776	430,761	423,680
Deferred Gains and Other Liabilities	153,051	163,862	170,850	172,018	178,293
Total liabilities	1,745,764	1,794,480	1,717,566	1,691,691	1,672,519
Equity:
SEACOR Holdings Inc. stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	379	377	377	377	377
Additional paid-in capital	1,508,981	1,505,942	1,503,794	1,499,904	1,495,261
Retained earnings	1,099,434	1,126,620	1,183,485	1,176,520	1,175,833
Shares held in treasury, at cost	(1,357,809)	(1,356,499)	(1,346,371)	(1,305,104)	(1,287,460)
Accumulated other comprehensive loss, net of tax	(7,764)	(5,620)	(5,604)	(3,172)	(5,837)
	1,243,221	1,270,820	1,335,681	1,368,525	1,378,174
Noncontrolling interests in subsidiaries	122,902	120,119	113,780	104,651	119,258
Total equity	1,366,123	1,390,939	1,449,461	1,473,176	1,497,432
	$3,111,887	$3,185,419	$3,167,027	$3,164,867	$3,169,951

SEACOR HOLDINGS INC. FLEET COUNTS (unaudited)

	Mar. 31, 2016	Dec. 31, 2015	Sep. 30, 2015	Jun. 30, 2015	Mar. 31, 2015
Offshore Marine Services
Anchor handling towing supply	18	18	18	18	18
Fast support	34	34	34	33	34
Mini-supply	7	7	7	7	7
Standby safety	25	25	25	25	25
Supply	23	24	26	26	27
Towing supply	3	3	3	3	3
Specialty	9	9	9	9	9
Liftboats	15	15	15	15	15
Wind farm utility	39	38	39	37	37
	173	173	176	173	175

Inland River Services
Dry-cargo barges	1,426	1,430	1,431	1,435	1,439
Liquid tank barges:
10,000 barrel	18	18	18	45	45
30,000 barrel(1)	27	27	27	27	27
Specialty barges (2)	11	11	11	7	7
Towboats:
4,000 hp - 6,600 hp	17	17	17	17	17
Less than 3,200 hp(3)	17	17	16	16	15
	1,516	1,520	1,520	1,547	1,550

Shipping Services (4)
Petroleum Transportation:
Product tankers - U.S.-flag	7	7	7	7	7
Crude oil tanker - U.S.-flag	1	1	1	1	1
Harbor Towing and Bunkering:
Harbor tugs - U.S.-flag	24	24	24	24	24
Harbor tugs - Foreign-flag	4	4	4	4	4
Offshore tug - U.S.-flag	1	1	1	1	1
Ocean liquid tank barges - U.S.-flag	5	5	5	5	5
Liner and Short-sea Transportation:
RORO/deck barges - U.S.-flag	7	7	7	7	7
Short-sea container/RORO - Foreign-flag	7	7	7	7	7
Other:
Dry bulk articulated tug-barge - U.S.-flag	1	1	1	1	1
	57	57	57	57	57
______________________

(1)	Included in held for sale equipment.

(2)	Includes non-certificated 10,000 and 30,000 barrel liquid tank barges.

(3)	Includes 13 in held for sale equipment.

(4)	For each of the periods presented, the Company provided technical management services for one additional vessel.

SEACOR HOLDINGS INC. EXPECTED FLEET DELIVERIES AS OF MARCH 31, 2016 (unaudited)

	2016			2017				2018				2019
	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Total
Shipping Services
Product tankers - U.S.-flag	1	—	1	1	—	—	—	—	—	—	—	—	—	3
Articulated tug-barge - U.S.-flag	—	—	1	—	—	—	—	—	—	—	—	—	—	1
Harbor tugs - U.S.-flag	—	—	1	1	—	—	—	—	—	—	—	—	—	2

Offshore Marine Services
Fast support	1	2	—	—	1	—	1	—	1	—	—	1	1	8
Supply	1	1	—	—	—	—	—	1	—	—	—	1	—	4
Specialty	—	—	—	1	1	—	—	—	—	—	—	—	—	2
Wind farm utility	1	—	—	—	—	—	—	—	—	—	—	—	—	1

Inland River Services
Dry-cargo barges	—	25	25	—	—	—	—	—	—	—	—	—	—	50
Liquid tank barges - 30,000 barrel(1)	—	1	—	—	—	—	—	—	—	—	—	—	—	1
Towboats:
4,000 hp - 6,600 hp	—	—	—	1	—	1	1	—	—	—	—	—	—	3
3,300 hp - 3,900 hp	1	—	—	—	—	—	—	—	—	—	—	—	—	1
Less than 3,200 hp(1)	1	—	—	—	—	—	—	—	—	—	—	—	—	1
______________________

(1)	Included in held for sale equipment.